Exhibit 99.1

Vivid Seats Delivers Strong First Quarter Results

Q1 2024 Marketplace GOV of >$1 Billion (+20% YoY)

CHICAGO, IL – May 7, 2024 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the first quarter ended March 31, 2024.

“We are proud to deliver another strong quarter, showcasing the power of our core business and the momentum that has continued into 2024,” said Stan Chia, Vivid Seats CEO. “We were able to drive these results while simultaneously furthering our strategic initiatives, including driving revenue synergies by optimizing ticket listings across our Vegas.com and Vivid Seats properties. With our focus on accelerating our international expansion timeline, we have made excellent progress internationalizing our platform to scale efficiently across geographies and look forward to that launch later this year. As we continue to unlock leverage from our recent investments, and as the live event industry continues to benefit from long-term tailwinds, we anticipate driving sustained double-digit growth on both the top and bottom line for years to come.”

First Quarter 2024 Key Operational and Financial Metrics

•
Marketplace GOV of $1,028.5 million – up 20% from $855.5 million in Q1 2023
•
Revenues of $190.9 million – up 18% from $161.1 million in Q1 2023
•
Net income of $10.7 million – down 65% from $30.3 million in Q1 2023
•
Adjusted EBITDA of $38.9 million – down 8% from $42.4 million in Q1 2023

“We delivered 20% top-line growth in the first quarter, which we converted to strong Adjusted EBITDA while making incremental investments to expand internationally," said Lawrence Fey, Vivid Seats CFO. “This strong start to the year was in line with our expectations and we continue to forecast high-teens Revenue and Adjusted EBITDA growth in 2024. In the first quarter, we generated $39 million of cash from operations and initiated our 2024 share repurchase program; we will seek to continue delivering shareholder value through strategic deployment of our robust cash flow.”

Key Performance Indicators ('000s)

	Three Months Ended March 31,
	2024	2023
Marketplace GOV(1)	$1,028,477	$855,528
Total Marketplace orders(2)	2,876	2,275
Total Resale orders(3)	99	87
Adjusted EBITDA(4)	$38,920	$42,435

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of cancellations that occurred during that period. During the three months ended March 31, 2024, Marketplace GOV was negatively impacted by cancellations in the amount of $18.3 million compared to $12.1 million during the three months ended March 31, 2023.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform in a period, net of cancellations that occurred during that period. During the three months ended March 31, 2024, our Marketplace segment experienced 50,049 cancellations compared to 20,480 cancellations during the three months ended March 31, 2023.
(3)
Total Resale orders represents the volume of Resale segment orders in a period, net of cancellations that occurred during that period. During the three months ended March 31, 2024, our Resale segment experienced 872 cancellations compared to 685 cancellations during the three months ended March 31, 2023.
(4)
Adjusted EBITDA is a financial measure not defined under accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance. See the Use of Non-GAAP Financial Measures section below for more information and a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure.

2024 Financial Outlook

Vivid Seats anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2024 to be:

•
Marketplace GOV in the range of $4.2 billion to $4.5 billion
•
Revenues in the range of $810.0 million to $840.0 million
•
Adjusted EBITDA in the range of $160.0 million to $170.0 million*

Additional detail around the 2024 outlook will be available on the first quarter 2024 earnings call.

*We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net income, the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income because the timing and/or probable significance of certain excluded items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future GAAP financial results.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the first quarter 2024 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release relate to, without limitation: our future operating results and financial position, including our expectations regarding Marketplace GOV, revenues and Adjusted EBITDA and the impact of our investments; our expectations with respect to live event industry growth; our TAM and competitive positioning; our business strategy; our share repurchase program; and the plans and objectives of management for future operations. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions that can be difficult to predict and/or outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations; the supply and demand of live concert, sporting and theater events; our ability to maintain and develop our relationships with ticket buyers, sellers and partners; changes in internet search engine algorithms and dynamics, search engine disintermediation or mobile application marketplace rules; our ability to compete in the ticketing industry; our ability to maintain and improve our platform and develop successful new solutions and enhancements or improve existing ones; the impact of extraordinary events, including disease epidemics and pandemics; the impact of our acquisitions and strategic investments, including our integration of Wavedash Co., Ltd. and Vegas.com, LLC; the effects of any recession and/or heightened inflation; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess and manage relevant cybersecurity risks; and other factors discussed in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data) (Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$154,028	$125,484
Restricted cash	6,851	6,950
Accounts receivable – net	69,649	58,481
Inventory – net	29,505	21,018
Prepaid expenses and other current assets	36,822	34,061
Total current assets	296,855	245,994
Property and equipment – net	9,831	10,156
Right-of-use assets – net	9,287	9,826
Intangible assets – net	233,719	241,155
Goodwill	944,129	947,359
Deferred tax assets	84,727	85,564
Investments	7,190	6,993
Other non-current assets	3,502	3,052
Total assets	$1,589,240	$1,550,099
Liabilities and equity
Current liabilities:
Accounts payable	$307,399	$257,514
Accrued expenses and other current liabilities	181,207	191,642
Deferred revenue	32,983	34,674
Current maturities of long-term debt	3,577	3,933
Total current liabilities	525,166	487,763
Long-term debt – net	264,008	264,632
Long-term lease liabilities	15,653	16,215
TRA liability	160,213	165,699
Other liabilities	28,061	29,031
Total long-term liabilities	467,935	475,577
Commitments and contingencies
Redeemable noncontrolling interests	456,588	481,742

Shareholders' equity
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 142,048,979 and 141,167,311 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	14	14
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 76,225,000 issued and outstanding at March 31, 2024 and December 31, 2023	8	8
Additional paid-in capital	1,130,137	1,096,430
Treasury stock, at cost, 8,006,497 and 7,291,497 shares at March 31, 2024 and December 31, 2023, respectively	(56,706)	(52,586)
Accumulated deficit	(933,519)	(939,596)
Accumulated other comprehensive income (loss)	(383)	747
Total Shareholders' equity	139,551	105,017
Total liabilities, Redeemable noncontrolling interests, and Shareholders' equity	$1,589,240	$1,550,099

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues	$190,852	$161,063
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	49,583	37,760
Marketing and selling	67,745	54,772
General and administrative	42,366	32,389
Depreciation and amortization	10,483	2,598
Change in fair value of contingent consideration	—	34
Income from operations	20,675	33,510
Other (income) expense:
Interest expense – net	5,082	3,280
Other (income) expense	2,582	(327)
Income before income taxes	13,011	30,557
Income tax expense	2,269	285
Net income	10,742	30,272
Net income attributable to redeemable noncontrolling interests	4,665	18,090
Net income attributable to Class A Common Stockholders	$6,077	$12,182

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$10,742	$30,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,483	2,598
Amortization of leases	412	150
Amortization of deferred financing costs	236	226
Equity-based compensation expense	8,488	5,530
Change in fair value of warrants	(460)	(327)
Change in fair value of derivative asset	37	—
Change in fair value of contingent consideration	—	34
Loss on asset disposals	102	7
Deferred taxes	862	—
Non-cash interest income	(142)	—
Foreign currency revaluation loss	3,005	—
Change in assets and liabilities:
Accounts receivable	(11,448)	(10,000)
Inventory	(8,491)	(11,370)
Prepaid expenses and other current assets	(2,778)	(3,417)
Accounts payable	50,493	56,826
Accrued expenses and other current liabilities	(20,379)	444
Deferred revenue	(1,691)	(6,063)
Other non-current assets and liabilities	(306)	201
Net cash provided by operating activities	39,165	65,111
Cash flows from investing activities
Purchases of property and equipment	(92)	(215)
Purchases of personal seat licenses	(564)	(365)
Investments in developed technology	(4,631)	(2,027)
Net cash used in investing activities	(5,287)	(2,607)
Cash flows from financing activities
Payments of February 2022 First Lien Loan	(688)	(688)
Payments of Shoko Chukin Bank Loan	(281)	—
Repurchase of common stock	(3,105)	(7,612)
Payments for taxes related to net settlement of equity incentive awards	(462)	—
Payments of TRA liability	(77)	—
Cash paid for milestone payments	—	(2,500)
Net cash used in financing activities	(4,613)	(10,800)
Impact of foreign exchange on cash, cash equivalents, and restricted cash	(820)	—
Net increase in cash, cash equivalents, and restricted cash	28,445	51,704
Cash, cash equivalents, and restricted cash – beginning of period	132,434	252,290
Cash, cash equivalents, and restricted cash – end of period	$160,879	$303,994
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,074	$1,941
Cash paid for income tax	$623	$—

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is a non-GAAP financial measure, because it is a measure frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results because it excludes the impact of items that are outside of our control or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is a key measure used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with GAAP and may exclude recurring costs such as interest expense – net, equity-based compensation, litigation, settlements and related costs, change in fair value of warrants, change in fair value of derivative assets and foreign currency revaluation (gains)/losses. In addition, other companies may calculate Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following table provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income	$10,742	$30,272
Income tax expense	2,269	285
Interest expense – net	5,082	3,280
Depreciation and amortization	10,483	2,598
Sales tax liability(1)	(2,732)	—
Transaction costs(2)	1,901	456
Equity-based compensation(3)	8,488	5,530
Litigation, settlements and related costs(4)	3	300
Change in fair value of warrants(5)	(460)	(327)
Change in fair value of derivative asset(6)	37	—
Change in fair value of contingent consideration(7)	—	34
Loss on asset disposals(8)	102	7
Foreign currency revaluation loss(9)	3,005	—
Adjusted EBITDA	$38,920	$42,435
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to collect and remit indirect taxes, but were not yet collecting from customers. In the first quarter of 2024, we settled certain liabilities for local admissions taxes for less than our estimated liability recorded as of December 31, 2023.
(2)
Consists of legal, accounting, tax and other professional fees; personnel-related costs, which consist of retention bonuses; and integration costs. Transaction costs in both periods were primarily related to our acquisitions and strategic investments.
(3)
Relates to profits interests issued prior to our merger transaction with Horizon Acquisition Corporation (the “Merger Transaction”) and equity granted pursuant to our 2021 Incentive Award Plan, as amended, which are not considered indicative of our core operating performance.
(4)
Relates to external legal costs, settlement costs and insurance recoveries that were unrelated to our core business operations.
(5)
Relates to the revaluation of warrants to purchase common units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction.
(6)
Relates to the revaluation of derivatives recorded at fair value.
(7)
Relates to the revaluation of Vivid Picks cash earnouts.
(8)
Relates to asset disposals, which are not considered indicative of our core operating performance.

(9)
Relates to unrealized foreign currency revaluation loss from the remeasurement of non-operating assets and liabilities denominated in non-functional currencies on the balance sheet date.